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                                                                      EXHIBIT 10

                           STOCK REPURCHASE AGREEMENT


        This Stock Repurchase Agreement ("Agreement") is entered into as of the 10th day of February, 1998, by and between Endosonics, a Delaware corporation, ("Seller") and CardioVascular Dynamics, Inc., a Delaware corporation ("Purchaser").

        WHEREAS, Seller owns 300,000 shares of Common Stock of the Purchaser (the "Shares") and desires to sell the Shares to Purchaser pursuant to the terms and conditions set forth in this Agreement; and

        WHEREAS, Purchaser accepts Seller's offer to sell the Shares pursuant to the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Purchase and Sale of Shares. Purchaser hereby accepts Seller's offer to sell the Shares at a purchase price of $4.25 per share, for a total purchase price of $1,275,000 (the "Purchase Price"). Upon execution of this Agreement, Purchaser shall deliver by wire transfer to an account designated by Seller, the full Purchase Price. Concurrently therewith, Seller shall deliver certificate(s) evidencing the Shares, together with stock assignments separate from certificate, duly executed in blank, affecting the transfer thereof.

        2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

               2.1 Title. Seller owns the Shares free and clear of all liens, charges, claims, encumbrances, security interests, equities, restrictions on transfer or other defects in title of any kind or description. Seller has not granted any option, warrant, right to purchase or any similar right or interest in or to the Shares.

               2.2 Validity. This agreement is a legal, valid and binding agreement of Seller enforceable in accordance with its terms.

               2.3 Authority No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provisions of the Certificate of Incorporation or Bylaws of Seller, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets.


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        3. Representations and Warranties. Purchaser hereby represents and warrants to Seller that:

               3.1 Validity. This Agreement is a legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

               3.2 Authority No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or given rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its properties or assets.

        4. Miscellaneous.

               4.1 Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

               4.2 No Brokers. Each party represents and warrants to the other that it has engaged no broker or finder in connection with this transaction and agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a brokerage or finder's fee.

               4.3 Counterparts: Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument. This Agreement may be delivered by facsimile.

               4.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether oral or written. No supplements, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such a waiver constitute a continuing waiver unless otherwise expressly provided.

               4.5 Further Assurances. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request in order to carry out the purpose and intent of this Agreement


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SELLER:                              PURCHASER:

ENDOSONICS CORPORATION               CARDIOVASCULAR DYNAMICS, INC.
a Delaware corporation                   a Delaware corporation



By: /s/ Richard L. Fischer           By: /s/ Dana P. Nickell
   ---------------------------          ---------------------------
Its: Vice President                  Its: Vice President


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